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EXHIBIT 10.2
                                                                EXECUTION COPY

                                                         |__|   Employee's Copy
                                                         |__|   Company's Copy

                          CLARANT WORLDWIDE CORPORATION
                              EMPLOYMENT AGREEMENT

To CHRISTOPHER F. MESHGINPOOSH:

         This Agreement establishes the terms of your employment with Clarant Worldwide Corporation, a Delaware corporation (the "COMPANY"). The Company has been formed as a parent company to acquire companies engaged in the business of providing internet professional services and to make an initial public offering ("IPO") of the Company's common stock.

EMPLOYMENT AND DUTIES     You and the Company agree to your employment as Vice
                          President, Finance, Eastern Region on the terms contained herein. You agree to perform whatever duties the Company's Board of Directors (the "BOARD") or person the Board or the Company's Chief Executive
                          Officer specifies as your direct report (the "DIRECT
                          REPORT") may assign you from time to time that are reasonably consistent with your position as Vice
                          President, Finance, Eastern Region. During your employment, you agree to devote your full business time, attention, and energies to performing those duties (except as your Direct Report otherwise agrees from time to time). You agree to comply with the noncompetition, secrecy, and other provisions of Exhibit A to this Agreement.

TERM OF EMPLOYMENT        Your employment under this Agreement begins as of
                          your execution of this Agreement (the "EFFECTIVE
                          DATE"). Unless sooner terminated under this Agreement, your employment ends at 6:00 p.m. Central
                          Time on

                                           (i) December 31, 1999 (or such
                                           earlier date as of which the Board
                                           or the CEO notifies you the Company
                                           is abandoning its efforts for 1999
                                           to complete an IPO), if the Company
                                           has not completed its IPO by that
                                           date, or

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                                           (ii) the third anniversary of the
                                           Effective Date if the Company has
                                           completed its IPO on or before
                                           December 31, 1999.

                                   The period running from the Effective Date to the applicable date in the preceding sentence is the "TERM."

                                   Termination or expiration of this Agreement ends your employment but does not end your obligation to comply with Exhibit A or the Company's obligation, if any, to make payments under the PAYMENTS ON TERMINATION and SEVERANCE provisions as specified below.

COMPENSATION

         SALARY The Company will pay you an annual salary (the "SALARY") from the Effective Date at the rate of not less than $140,000 in accordance with its generally applicable payroll practices. The Board or your Direct Report will review your Salary annually and consider you for increases.

         BONUS The Board or its Compensation Committee, or if the Board directs, your Direct Report will establish annual bonus targets under which you will be eligible for an annual bonus equal to up to 100% of your Salary. It is the Company's good faith intention to establish bonus targets for the first year, in consultation with you, within 90 days following the Effective Date.

         OPTIONS The Company will grant options to you under the Company's 1999 Equity Incentive Plan, exercisable at the IPO price, to acquire 80,000 shares of common stock. The options will consist of incentive stock options under Section 422 of the Internal Revenue Code to the extent the tax laws permit and of nonqualified stock options for the remainder. The options will become exercisable, so long as you remain employed, in sixths every six months after the closing date of the IPO and will remain exercisable for up to 10 years, subject to the option plan's rules on expiration on or after termination of employment.

         EMPLOYEE BENEFITS         While the Company employs you under this
                                   Agreement, the Company will provide you
                                   with the same benefits as it makes

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                                   generally available from time to time to the
                                   Company's employees, as those benefits are amended or terminated from time to time.
                                   Your participation in the Company's benefit plans will be subject to the terms of the applicable plan documents and the Company's generally applied policies, and the Company in its sole discretion may from time to time adopt, modify, interpret, or discontinue such plans or policies.

PLACE OF EMPLOYMENT                Your principal place of employment will be
                                   within 35 miles of Horsham, Pennsylvania.
                                   You understand and agree that you must
                                   travel from time to time for business
                                   reasons; however, you will not be required to spend more than a cumulative maximum of 12 days per month away on travel. (The monthly travel obligations may vary, so long as you are not required on a cumulative basis to have been away on travel more than 12 days times the number of months of employment, and any days in excess of that amount will reduce the obligations for succeeding months.)

EXPENSES The Company will reimburse you for reasonable and necessary travel and other business-related expenses (including costs associated with maintaining your CPA license) you incur for the Company in performing your duties under this Agreement. You must itemize and substantiate all requests for reimbursements. You must submit requests for reimbursement in accordance with the policies and practices of the Company. From the Effective Date through the IPO Closing Date, the Company will reimburse such expenses on a biweekly basis and will reimburse them after that date according to its normal schedule.

NO OTHER EMPLOYMENT                While the Company employs you, you agree
                                   that you will not, directly or indirectly, provide services to any person or organization for which you receive compensation or otherwise engage in activities that would conflict or interfere significantly with your faithful performance of your duties as an employee without the Board's prior written consent. (This prohibition


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                                   excludes any work performed at the Company's
                                   direction.) The Company acknowledges that, as of the Effective Date, you serve as a director or comparable position of ARC Group LLC and agrees that such positions do not violate the prohibition on other employment, so long as you do not violate the provisions of Exhibit A. You may manage your personal investments, as long as the management takes only minimal amounts of time and is consistent with the provisions of the NO CONFLICTS OF INTEREST Section and the NO COMPETITION Section in Exhibit A.

                                   You represent to the Company that you are not subject to any agreement, commitment, or policy of any third party that would prevent you from entering into or performing your duties under this Agreement, and you agree that you will not enter into any agreement or commitment or agree to any policy that would prevent or hinder your performance of duties and obligations under this Agreement, including Exhibit A.

NO CONFLICTS OF INTEREST           You confirm that you have fully disclosed to
                                   the Company, to the best of your knowledge, all circumstances under which you, your spouse, and other persons who reside in your household have or may have a conflict of interest with the Company. You further agree to fully disclose to the Company any such circumstances that might arise during your employment upon your becoming aware of such circumstances. You agree to fully comply with the Company's policy and practices relating to conflicts of interest.

NO IMPROPER                        You will neither pay nor permit payment of
PAYMENTS                           any remuneration to or on behalf of any
                                   governmental official other than payments required or permitted by applicable law. You will comply fully with the Foreign Corrupt
                                   Practices Act of 1977, as amended. You will not, directly or indirectly,

                                           make or permit any contribution,
                                           gift, bribe, rebate, payoff,
                                           influence payment, kickback, or
                                           other payment to


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                                           any person or entity, private or
                                           public, regardless of what form,
                                           whether in money, property, or
                                           services

                                                    to obtain favorable
                                                    treatment for business
                                                    secured,

                                                    to pay for favorable
                                                    treatment for business
                                                    secured,

                                                    to obtain special
                                                    concessions or for special
                                                    concessions already
                                                    obtained, or

                                                    in violation of any legal
                                                    requirement, or

                                           establish or maintain any fund or
                                           asset related to the Company that is
                                           not recorded in the Company's books
                                           and records, or

                                           take any action that would violate
                                           (or would be part of a series of
                                           actions that would violate) any U.S.
                                           law relating to international trade
                                           or commerce, including those laws
                                           relating to trading with the enemy,
                                           export control, and boycotts of
                                           Israel or Israeli products (as is
                                           sought by certain Arab countries).

TERMINATION               Subject to the provisions of this section, you and
                          the Company agree that it may terminate your employment, or you may resign, except that, if you voluntarily resign, you must provide the Company with 90 days' prior written notice (unless the Board or your Direct Report has previously waived such notice in writing or authorized a shorter notice period).

         FOR CAUSE                 The Company may terminate your employment
                                   for "CAUSE" if you:

                                           (i) commit a material breach of your
                                           obligations or agreements under this
                                           Agreement, including Exhibit A;


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                                           (ii) commit an act of gross
                                           negligence with respect to the
                                           Company or otherwise act with
                                           willful disregard for the Company's
                                           best interests;

                                           (iii) fail or refuse to perform any
                                           duties delegated to you that are
                                           consistent with the duties of
                                           similarly-situated senior executives
                                           or are otherwise required under this
                                           Agreement, provided that these
                                           duties do not conflict with any
                                           other provision of this Agreement;

                                           (iv) seize a corporate opportunity
                                           for yourself instead of offering
                                           such opportunity to the Company if
                                           within the scope of the Company's or
                                           its subsidiaries' business; or

                                           (v) are convicted of or plead guilty
                                           or no contest to a felony (or to a
                                           felony charge reduced to
                                           misdemeanor), or, with respect to
                                           your employment, to any misdemeanor
                                           (other than a traffic violation) or,
                                           with respect to your employment,
                                           commit either a material dishonest
                                           act or common law fraud or knowingly
                                           violate any federal or state
                                           securities or tax laws.

                                   Your termination for Cause will be effective immediately upon the Company's mailing or written transmission of notice of such termination. Before terminating your employment for Cause under clauses (i) -
                                   (iv) above, the Company will specify in
                                   writing to you the nature of the act,
                                   omission, refusal, or failure that it deems to constitute Cause and, unless the Board or your Direct Report reasonably concludes the situation could not be corrected, give you 30 days after you receive such notice to correct the situation (and thus avoid termination for Cause), unless the Company agrees to extend the time for correction. You agree that the Board or your Direct Report will have the discretion to determine in good faith whether your correction is sufficient, provided that this decision does not foreclose you from using the Dispute Resolution provisions of Exhibit B.


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         WITHOUT CAUSE             Subject to the provisions below under
                                   PAYMENTS ON TERMINATION and SEVERANCE, the
                                   Company may terminate your employment under this Agreement before the end of the Term without CAUSE.

         DISABILITY                If you become "DISABLED" (as defined below),
                                   the Company may terminate your employment.
                                   You are "disabled" if you are unable,
                                   despite whatever reasonable accommodations the law requires, to render services to the Company for more than 90 consecutive days because of physical or mental disability, incapacity, or illness. You are also disabled if you are found to be disabled within the meaning of the Company's long-term disability insurance coverage as then in effect (or would be so found if you applied for the coverage).

         GOOD REASON               You may resign for Good Reason with 45 days'
                                   advance written notice. "GOOD REASON" for this purposes means, without your consent,
                                   (i) the Company materially breaches this Agreement or (ii) the Company relocates your primary office by more than 35 miles from Horsham, Pennsylvania.

                                   You must give notice to the Company of your intention to resign for Good Reason within 30 days after the occurrence of the event that you assert entitles you to resign for Good Reason. In that notice, you must state the condition that you consider provides you with Good Reason and, if such reason relates to clause (i) above, must give the Company an opportunity to cure the condition within 30 days after your notice. Before or during the 30 day period, either party may request mediation under Exhibit B to resolve any such disputes, and, if so requested, the parties agree to cooperate to arrange a prompt mediation during no more than a 30 day period. If the Company fails to cure the condition, your resignation will be effective on the 45th day after your notice (unless the Board has previously waived such notice period in writing or agreed to a shorter notice period or unless mediation is proceeding in good faith), in which case such resignation will become effective 15 days after the end of such mediation, if not previously cured.


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                                   You will not be treated as resigning for
                                   GOOD REASON if the Company already had given notice of termination for CAUSE as of the date of your notice of resignation.

         DEATH If you die during the Term, the Term will end as of the date of your death.

         PAYMENTS ON               If you resign or the Company terminates your
         TERMINATION               employment with or without Cause or because
                                   of disability or death or because the
                                   Company does not complete its IPO, the
                                   Company will pay you any unpaid portion of your Salary pro-rated through the date of actual termination (and any annual bonuses already determined by such date but not yet paid unless your employment is terminated with CAUSE or because the IPO has been canceled), reimburse any substantiated but unreimbursed business expenses, pay any accrued and unused vacation time (to the extent consistent with the Company's policies), and provide such other benefits as applicable laws or the terms of the benefits require. Except to the extent the law requires otherwise or as provided in the SEVERANCE paragraph or in your option agreements, neither you nor your beneficiary or estate will have any rights or claims under this Agreement or otherwise to receive severance or any other compensation, or to participate in any other plan, arrangement, or benefit, after such termination or resignation. If your employment is terminated because the Company does not complete its IPO in 1999, you acknowledge that you have no rights to the Severance set forth below or to any other payments under or with respect to this Agreement.

         SEVERANCE                 In addition to the foregoing payments, if
                                   after the completion of the IPO but before the end of the Term, the Company terminates your employment without CAUSE or you resign for GOOD REASON, the Company will


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                                                    pay you severance equal to
                                                    your Salary, as then in
                                                    effect, for 18 months on
                                                    the same schedule as though
                                                    you had remained employed
                                                    during such period, even
                                                    though you are no longer
                                                    employed;

                                                    pay the after-tax premium
                                                    cost for you to receive any
                                                    group health coverage the
                                                    Company must offer you
                                                    under Section 4980B of the
                                                    Internal Revenue Code of
                                                    1986 ("COBRA COVERAGE") for
                                                    the period of such coverage
                                                    (unless the coverage is
                                                    then provided under a
                                                    self-insured plan);

                                                    pay you, at the time the
                                                    Company would otherwise pay
                                                    your annual bonus, your pro
                                                    rata share of the bonus for
                                                    the year of your
                                                    termination, where the pro
                                                    rata factor is based on
                                                    days elapsed in your year
                                                    of termination till date of
                                                    termination over 365, less
                                                    any portion of the bonus
                                                    for the year of your
                                                    termination already paid;
                                                    and

                                                    accelerate your options
                                                    such that any options that
                                                    would become exercisable
                                                    within the six months after
                                                    your date of termination or
                                                    resignation will become
                                                    exercisable as a result of
                                                    your termination or
                                                    resignation (and will
                                                    expire in accordance with
                                                    the option's terms within
                                                    90 days after such date).

                                           You are not required to mitigate
                                           amounts payable under the SEVERANCE
                                           paragraph by seeking other
                                           employment or otherwise, nor must
                                           you return to the Company amounts
                                           earned under subsequent employment.

EXPIRATION                         Expiration of this Agreement, whether
                                   because of notice of non-renewal or
                                   otherwise, does not constitute termination without CAUSE nor provide you with GOOD
                                   REASON and does not entitle you to
                                   SEVERANCE, unless the Company's general
                                   severance practices entitle you to severance in that situation. If you remain


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                                   employed at the end of the Term and your
                                   employment then ends as a result of
                                   expiration of the Agreement, the Company will pay you severance equal to your Salary, as then in effect, for 12 months on the same schedule as though you had remained employed during such period, even though you are no longer employed, which payments you agree compensate you for the restrictions under Exhibit A upon contract expiration.

ASSIGNMENT                         The Company may assign or otherwise transfer
                                   this Agreement and any and all of its
                                   rights, duties, obligations, or interests under it to

                                           any of the affiliates or
                                           subsidiaries of the Company or
                                           to any business entity that at any
                                           time by merger, consolidation, or
                                           otherwise acquires all or
                                           substantially all of the Company's
                                           stock or assets or to which the
                                           Company transfers all or
                                           substantially all of its assets.
                                   Upon such assignment or transfer, any such business entity will be deemed to be substituted for the Company for all purposes (except that the Company will remain secondarily liable if it transfers this Agreement to a subsidiary). You agree that assignment or transfer does not entitle you to Severance. This Agreement binds and benefits the Company, its successors or assigns, and your heirs and the personal representatives of your estate. Without the Board's or your Direct Report's prior written consent, you may not assign or delegate this Agreement or any or all rights, duties, obligations, or interests under it.

SEVERABILITY                       If the final determination of an arbitrator
                                   or a court of competent jurisdiction
                                   declares, after the expiration of the time within which judicial review (if permitted) of such determination may be perfected, that any term or provision of this Agreement, including any provision of Exhibit A, is invalid or unenforceable, the remaining terms and provisions will be unimpaired, and the invalid or unenforceable term or provision will be deemed replaced by a term or provision that is valid and


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                                   enforceable and that comes closest to
                                   expressing the intention of the invalid or unenforceable term or provision.

AMENDMENT; WAIVER                  Neither you nor the Company may modify,
                                   amend, or waive the terms of this Agreement other than by a written instrument signed by you and an executive officer of the Company duly authorized by the Board. Either party's waiver of the other party's compliance with any provision of this Agreement is not a waiver of any other provision of this Agreement or of any subsequent breach by such party of a provision of this Agreement.

WITHHOLDING                        The Company will reduce its compensatory
                                   payments to you for withholding and FICA taxes and any other withholdings and contributions required by law.

THIRD PARTY BENEFICIARY            You understand and agree that, until the IPO
                                   is completed, Commonwealth Principals II LLC is a third party beneficiary of this Agreement, which means that Commonwealth may enforce this Agreement even though not a party to it.

GOVERNING LAW                      The laws of the State of Texas (other than
                                   its conflict of laws provisions) govern this Agreement.

NOTICES Notices must be given in writing by personal delivery, by certified mail, return receipt requested, by telecopy, or by overnight delivery. You should send or deliver your notices to the Company's corporate headquarters. The Company will send or deliver any notice given to you at your address as reflected on the Company's personnel records. You and the Company may change the address for notice by like notice to the others. You and the Company agree that notice is received on the date it is personally delivered, the date it is received by certified mail, the date of guaranteed delivery by the overnight service, or the date the fax machine confirms effective transmission.


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SUPERSEDING EFFECT                 This Agreement supersedes any prior oral or
                                   written employment, severance, option, or fringe benefit agreements between you and the Company, other than with respect to your eligibility for generally applicable employee benefit plans. This Agreement supersedes all prior or contemporaneous negotiations, commitments, agreements, and writings with respect to the subject matter of this Agreement, other than the agreement among the Company, ARC Group LLC and Commonwealth Principals II LLC dated as of March 8, 1999, under which ARC Group LLC will receive a $240,000 payment upon successful completion of the IPO. All such other negotiations, commitments, agreements, and writings will have no further force or effect; and the parties to any such other negotiation, commitment, agreement, or writing will have no further rights or obligations thereunder.








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If you accept the terms of this Agreement, please sign in the space indicated
below. We encourage you to consult with any advisors you choose.



                                                  CLARANT WORLDWIDE CORPORATION

                                         By:      /S/ Guillermo G. Marmol
                                                  -----------------------
                                                        Guillermo G. Marmol
                                                        Chief Executive Officer

I accept and agree to the terms of employment set forth in this Agreement:


/S/ Christopher F. Meshginpoosh
-------------------------------
    Christopher F. Meshginpoosh

Dated: June 29, 1999












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                                         EXHIBIT A

NO COMPETITION                     You agree to the provisions of this Exhibit
                                   A in consideration of your employment by the Company and salary and benefits under this Agreement and the training you will receive in connection with such employment, and you agree that Exhibit A should be considered ancillary to the option agreements by which you will receive options from the Company.
                                   While the Company (or its successor or
                                   transferee) employs you and to the end of the Restricted Period (as defined below), you agree as follows:

                                   You will not, directly or indirectly, be employed by, lend money to, or engage in any Competing Business within the Market Area (each as defined below). That prohibition includes, but is not limited to, acting, either singly or jointly or as agent for, or as an employee of or consultant to, any one or more persons, firms, entities, or corporations directly or indirectly (as a director, independent contractor, representative, consultant, member, or otherwise) that constitutes such a Competing Business. You also will not invest or hold equity or options in any Competing Business, provided that you may own up to 3% of the outstanding capital stock of any corporation that is actively publicly traded without violating this NO COMPETITION covenant, so long as you have no involvement beyond passive investing in such business and you comply with the second sentence of this paragraph.

                                   If, during the Restricted Period, you are offered and want to accept employment with a business that engages in activities similar to the Company's, you will inform your Direct Report in writing of the identity of the business, your proposed duties with that business, and the proposed starting date of that employment. You will also inform that business of the terms of this Exhibit A. The Company will analyze the proposed employment and make a


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                                   good faith determination as to whether it
                                   would threaten the Company's legitimate
                                   competitive interests. If the Company
                                   determines that the proposed employment
                                   would not pose an unacceptable threat to its interests, the Company will notify you that it does not object to the employment.

                                   You acknowledge that, during the portion of the Restricted Period that follows your employment, you may engage in any business activity or gainful employment of any type and in any place except as described above. You acknowledge that you will be reasonably able to earn a livelihood without violating the terms of this Agreement.

                                   You understand and agree that the rights and obligations set forth in this NO COMPETITION Section will continue and will survive through the Restricted Period.

         DEFINITIONS

                  COMPETING        COMPETING BUSINESS means any service or
                  BUSINESS         product of any person or organization other
                                   than the Company and its successors,
                                   assigns, or subsidiaries (collectively, the
                                   "COMPANY GROUP") that competes with any
                                   service or product of the Company Group
                                   provided by any member of the Company Group during your employment. COMPETING BUSINESS includes any enterprise engaged in the formation or operation of internet professional services firms that provide strategic, interactive design and technical business services, information technology and interactive business consulting, and other related services to assist clients in integrating and maintaining their electronic commerce capabilities.

                  MARKET AREA      The Market Area consists of the United
                                   States and Canada. You agree that the
                                   Company provides services both at its
                                   facilities and at the locations of its
                                   customers or clients and that, by the nature of its business, it operates globally.


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                  RESTRICTED       For purposes of this Agreement, the
                  PERIOD RESTRICTED PERIOD ends at the first anniversary of the date your employment with the Company Group ends for any reason.

NO INTERFERENCE;                   During the Restricted Period, you agree that
NO SOLICITATION                    you will not, directly or indirectly,
                                   whether for yourself or for any other
                                   individual or entity (other than the Company or its affiliates or subsidiaries), intentionally solicit any person or entity who is,
                                           or was, within the 24 months
                                           preceding your date of termination
                                           or resignation, a customer, prospect
                                           (with respect to which any member of
                                           the Company Group has incurred
                                           substantial costs or with which you
                                           have been involved), or client of
                                           the Company Group within the Market
                                           Area, with the 24 month period
                                           reduced to 12 months for prospects
                                           with which you have not been
                                           involved;

                                           hire away or endeavor to entice away
                                           from the Company Group any employee
                                           or any other person or entity whom
                                           the Company Group engages to perform
                                           services or supply products and
                                           including, but not limited to, any
                                           independent contractors,
                                           consultants, engineers, or sales
                                           representatives or any contractor,
                                           subcontractor, supplier, or vendor;
                                           or

                                           hire any person whom the Company
                                           Group employs or employed within the
                                           prior 12 months.

SECRECY

         PRESERVING                Your employment with the Company under and,
         COMPANY                   if applicable, before this Agreement (with a
         CONFIDENCES               predecessor to a member of the Company
                                   Group), has given and will give you access to Confidential Information (as defined below). You acknowledge and agree that using, disclosing, or publishing any
                                   Confidential


Employment Agreement with Christopher F. Meshginpoosh             Page 16 of 25

                                   Information in an unauthorized or improper manner could cause the Company or Company Group to incur substantial loss and damages that could not be readily calculated and for which no remedy at law would be adequate. Accordingly, you agree with the Company that you will not at any time, except in performing your employment duties to the Company or the Company Group under this Agreement (or with the Board's or your Direct Report's prior written consent), directly or indirectly, use, disclose, or publish, or permit others not so authorized to use, disclose, or publish any Confidential Information that you may learn or become aware of, or may have learned or become aware of, because of your prior or continuing employment, ownership, or association with the Company or the Company Group or any of their predecessors, or use any such information in a manner detrimental to the interests of the Company or the Company Group.

         PRESERVING                You agree not to use in working for the
         OTHERS'                   Company Group and not to disclose to the
         CONFIDENCES               Company Group any trade secrets or other
                                   information you do not have the right to use or disclose and that the Company Group is not free to use without liability of any kind. You agree to promptly inform the Company in writing of any patents, copyrights, trademarks, or other proprietary rights known to you that the Company or the Company Group might violate because of information you provide.

         CONFIDENTIAL              "CONFIDENTIAL INFORMATION" includes, without
         INFORMATION               limitation, information that the Company or
                                   the Company Group has not previously
                                   disclosed to the public or to the trade with respect to the Company's or the Company
                                   Group's present or future business,
                                   including its operations, services,
                                   products, research, inventions, discoveries, drawings, designs, plans, processes, models, technical information, facilities, methods, trade secrets, copyrights, software, source code, systems, patents, procedures, manuals, specifications, any other intellectual property, confidential reports, price lists, pricing formulas, customer lists, financial information (including the revenues, costs, or profits


Employment Agreement with Christopher F. Meshginpoosh             Page 17 of 25
                                   associated with any of the Company's or the Company Group's products or services), business plans, lease structure, projections, prospects, opportunities or strategies, acquisitions or mergers, advertising or promotions, personnel matters, legal matters, any other confidential and proprietary information, and any other information not generally known outside the Company or the Company Group that may be of value to the Company or the Company Group but, notwithstanding anything to the contrary, excludes any information already properly in the public domain. "CONFIDENTIAL INFORMATION" also includes confidential and proprietary information and trade secrets that third parties entrust to the Company or the Company Group in confidence.

                                   You understand and agree that the rights and obligations set forth in this SECRECY Section will continue indefinitely and will survive termination of this Agreement and your employment with the Company or the Company Group.

EXCLUSIVE PROPERTY                 You confirm that all Confidential
                                   Information is and must remain the exclusive property of the Company or the relevant member of the Company Group. Any office equipment (including computers) you receive from the Company Group in the course of your employment and all business records, business papers, and business documents you keep or make, whether on digital media or otherwise, in the course of your employment by the Company relating to the Company or any member of the Company Group must be and remain the property of the Company or the relevant member of the Company Group. Upon the termination of this Agreement with the Company or upon the Company's request at any time, you must promptly deliver to the Company or to the relevant member of the Company Group any such office equipment
                                   (including computers) and any Confidential
                                   Information or other materials (written or otherwise) not available to the public or made available to the public in a manner you know or reasonably should recognize the Company did not authorize, and any copies, excerpts, summaries, compilations, records, or documents you made or that came into


Employment Agreement with Christopher F. Meshginpoosh             Page 18 of 25
                                   your possession during your employment. You agree that you will not, without the Company's consent, retain copies, excerpts, summaries, or compilations of the foregoing information and materials. You understand and agree that the rights and obligations set forth in this EXCLUSIVE PROPERTY Section will continue indefinitely and will survive termination of this Agreement and your employment with the Company Group.

COPYRIGHTS,                        You agree that all records, in whatever
DISCOVERIES,                       media (including written works), documents,
INVENTIONS, AND                    papers, notebooks, drawings, designs,
PATENTS                            technical information, source code, object
                                   code, processes, methods or other
                                   copyrightable or otherwise protected works you conceive, create, make, invent, or discover that relate to or result from any work you perform or performed for the Company or the Company Group or that arise from the use or assistance of the Company
                                   Group's facilities, materials, personnel, or
                                   Confidential Information in the course of your employment (whether or not during usual working hours), whether conceived, created, discovered, made, or invented individually or jointly with others, will be and remain the absolute property of the Company (or another appropriate member of the Company
                                   Group, as specified by the Company), as will all the worldwide patent, copyright, trade secret, or other intellectual property rights in all such works. (All references in this section to the Company include the members of the Company Group, unless the Company determines otherwise.) You irrevocably and unconditionally waive all rights, wherever in the world enforceable, that vest in you (whether before, on, or after the date of this Agreement) in connection with your authorship of any such copyrightable works in the course of your employment with the Company Group or any predecessor. Without limitation, you waive the right to be identified as the author of any such works and the right not to have any such works subjected to derogatory treatment. YOU RECOGNIZE ANY SUCH WORKS ARE
                                   "WORKS FOR HIRE" OF WHICH THE COMPANY IS THE
                                   AUTHOR.


Employment Agreement with Christopher F. Meshginpoosh             Page 19 of 25

                                   You will promptly disclose, grant, and
                                   assign ownership to the Company for its sole use and benefit any and all ideas, processes, inventions, discoveries, improvements, technical information, and copyrightable works (whether patentable or not) that you develop, acquire, conceive or reduce to practice (whether or not during usual working hours) while the Company or the Company Group employs you. You will promptly disclose and hereby grant and assign ownership to the Company of all patent applications, letters patent, utility and design patents, copyrights, and reissues thereof or any foreign equivalents thereof, that may at any time be filed or granted for or upon any such invention, improvement, or information. In connection therewith:

                                           You will, without charge but at the
                                           Company's expense, promptly execute
                                           and deliver such applications,
                                           assignments, descriptions, and other
                                           instruments as the Company may
                                           consider reasonably necessary or
                                           proper to vest title to any such
                                           inventions, discoveries,
                                           improvements, technical information,
                                           patent applications, patents,
                                           copyrightable works, or reissues
                                           thereof in the Company and to enable
                                           it to obtain and maintain the entire
                                           worldwide right and title thereto;
                                           and

                                           You will provide to the Company at
                                           its expense all such assistance as
                                           the Company may reasonably require
                                           in the prosecution of applications
                                           for such patents, copyrights, or
                                           reissues thereof, in the prosecution
                                           or defense of interferences that may
                                           be declared involving any such
                                           applications, patents, or copyrights
                                           and in any litigation in which the
                                           Company may be involved relating to
                                           any such patents, inventions,
                                           discoveries, improvements, technical
                                           information, or copyrightable works
                                           or reissues thereof. The Company
                                           will reimburse you for reasonable
                                           out-of-pocket expenses you incur and
                                           pay you reasonable compensation for
                                           your time if the Company Group no
                                           longer employs you.


Employment Agreement with Christopher F. Meshginpoosh             Page 20 of 25

                                   To the extent, if any, that you own rights to works, inventions, discoveries, proprietary information, and copyrighted or copyrightable works, or other forms of intellectual property that are incorporated in the work product you create for the Company Group, you agree that the Company will have an unrestricted, non-exclusive, royalty-free, perpetual, transferable license to make, use, sell, offer for sale, and sublicense such works and property in whatever form, and you hereby grant such license to the Company (and the Company Group).

                                   This COPYRIGHTS, DISCOVERIES, INVENTIONS AND
                                   PATENTS section does not apply to an
                                   invention or discovery for which no
                                   equipment, supplies, facility or trade
                                   secret information of the Company Group
                                   (including its predecessors) was used and that was developed entirely on your own time, unless (a) the invention relates (i) directly to the business of the Company Group, or (ii) the Company Group's actual or then reasonably anticipated research or development, or (b) the invention results from any work you performed for the Company Group or any predecessor.

MAXIMUM LIMITS                     If any of the provisions of Exhibit A are
                                   ever deemed to exceed the time, geographic area, or activity limitations the law permits, you and the Company agree to reduce the limitations to the maximum permissible limitation, and you and the Company authorize a court or arbitrator having jurisdiction to reform the provisions to the maximum time, geographic area, and activity limitations the law permits; PROVIDED,
                                   HOWEVER, that such reductions apply only with respect to the operation of such provision in the particular jurisdiction with respect to which such adjudication is made.

INJUNCTIVE RELIEF                  Without limiting the remedies available to
                                   the Company, you acknowledge

                                           that a breach of any of the
                                           covenants in this Exhibit A may
                                           result in material irreparable
                                           injury to the Company


Employment Agreement with Christopher F. Meshginpoosh             Page 21 of 25
                                           and Company Group for which there is
                                           no adequate remedy at law, and

                                           that it will not be possible to
                                           measure damages for such injuries
                                           precisely.

                                   You agree that, if there is a breach or
                                   threatened breach, the Company or any member of the Company Group may be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining you from engaging in activities prohibited by any provisions of this Exhibit A or such other relief as may be required to specifically enforce any of the covenants in this Exhibit A. The Company or any member of the Company Group will, in addition to the remedies provided in this Agreement, be entitled to avail itself of all such other remedies as may now or hereafter exist at law or in equity for compensation and for the specific enforcement of the covenants contained in this Agreement. Resort to any remedy provided for in this Section or provided for by law will not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies, or preclude the Company's or the Company Group's recovery of monetary damages and compensation. You also agree that the Restricted Period or such longer period during which the covenants hereunder by their terms survive will extend for any and all periods for which a court with personal jurisdiction over you finds that you violated the covenants contained in this Exhibit A.



                                       EXHIBIT B
                                  DISPUTE RESOLUTION

MEDIATION                 If either party has a dispute or claim relating to
                          this Agreement or their relationship and except as set forth in ALTERNATIVES, the parties must first seek to mediate the same before an impartial mediator the parties mutually designate, and the parties must equally share the expenses of


Employment Agreement with Christopher F. Meshginpoosh             Page 22 of 25
                          such proceeding (other than their respective attorneys' fees). Subject to the mediator's schedule, the mediation must occur within 45 days of either party's written demand. However, in an appropriate circumstance, a party may seek emergency equitable relief from a court of competent jurisdiction notwithstanding this obligation to mediate.

BINDING                   If the mediation reaches no solution or the parties
ARBITRATION               agree to forego mediation, the parties will promptly
                          submit their disputes to binding arbitration before one or more arbitrators (collectively or singly, the "ARBITRATOR") the parties agree to select (or whom, absent agreement, a court of competent jurisdiction selects). The arbitration must follow applicable law related to arbitration proceedings and, where appropriate, the Commercial Arbitration Rules of the American Arbitration Association.

ARBITRATION               All statutes of limitations and substantive laws
PRINCIPLES                applicable to a court proceeding will apply to this
                          proceeding. The Arbitrator will have the power to grant relief in equity as well as at law, to issue subpoenas duces tecum, to question witnesses, to consider affidavits (provided there is a fair opportunity to rebut the affidavits), to require briefs and written summaries of the material evidence, and to relax the rules of evidence and procedure, provided that the Arbitrator must not admit evidence it does not consider reliable. The
                          Arbitrator will not have the authority to add to, detract from, or modify any provision of this Agreement. The parties agree (and the Arbitrator must agree) that all proceedings and decisions of the Arbitrator will be maintained in confidence, to the extent legally permissible, and not be made public by any party or the Arbitrator without the prior written consent of all parties to the arbitration, except as the law may otherwise require.

DISCOVERY;                The parties have selected arbitration to expedite the
EVIDENCE;                 resolution of disputes and to reduce the costs and
PRESUMPTIONS              burdens associated with litigation. The parties agree
                          that the Arbitrator should take these concerns into account when determining whether to authorize discovery and, if so, the scope of permissible discovery and other hearing and pre-hearing procedures. The Arbitrator may permit reasonable discovery rights in preparation for


Employment Agreement with Christopher F. Meshginpoosh             Page 23 of 25
                          the arbitration, provided that it should accelerate the scheduling of and responses to such discovery so as not to unreasonably delay the arbitration. Exhibits must be marked and left with the Arbitrator until it has rendered a decision. Either party may elect, at its expense, to record the proceedings by audiotape or stenographic recorder (but not by video). The Arbitrator may conclude that the applicable law of any foreign jurisdiction would be identical to that of Texas on the pertinent issue(s), absent a party's providing the Arbitrator with relevant authorities (and copying the opposing party) at least five business days before the arbitration hearing.

NATURE OF AWARD           The Arbitrator must render its award, to the extent
                          feasible, within 30 days after the close of the hearing. The award must set forth the material findings of fact and legal conclusions supporting the award. The parties agree that it will be final, binding, and enforceable by any court of competent jurisdiction. Where necessary or appropriate to effectuate relief, the Arbitrator may issue equitable orders as part of or ancillary to the award. The
                          Arbitrator must equitably allocate the costs and fees of the proceeding and may consider in doing so the relative fault of the parties. The Arbitrator may award reasonable attorneys' fees to the prevailing party to the extent a court could have made such an award.
APPEAL                    The parties may appeal the award based on the grounds
                          allowed by statute, as well as upon the ground that the award misapplies the law to the facts, provided that such appeal is filed within the applicable time limits law allows. If the award is appealed, the court may consider the ruling, evidence submitted during the arbitration, briefs, and arguments but must not try the case DE NOVO. The parties will bear the costs and fees associated with the appeal in accordance with the arbitration award or, in the event of a successful appeal, in accordance with the court's final judgment.

ALTERNATIVES              This DISPUTE RESOLUTION provision does not preclude a
                          party from seeking equitable relief from a court (i) to prevent imminent or irreparable injury or (ii) pending arbitration, to preserve the last peaceable status quo, nor does it preclude the parties from agreeing to a less expensive and faster means of dispute resolution. It does not


Employment Agreement with Christopher F. Meshginpoosh             Page 24 of 25
                          prevent the Company from immediately seeking in court an injunction or other remedy with respect to Exhibit A.






















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